FORM OF

                                AMENDED EXHIBIT A

      THIS Exhibit A, amended as of ____________ __, 2000 is Exhibit A to that Sub-Administration and Accounting Services Agreement dated August 12, 1999, among PFPC Inc., E*TRADE Asset Management, Inc. and E*TRADE Funds.

                                  PORTFOLIOS

                          E*TRADE Technology Index Fund

                          E*TRADE E-Commerce Index Fund

                        E*TRADE Global Titans Index Fund

PFPC INC.

By:

Title:



E*TRADE FUNDS

By:

Title:



E*TRADE ASSET MANAGEMENT, INC.

By:

Title: